Exhibit 3.489

State of Delaware Secretary of State Division of Corporations Delivered 05:50 PM 01/11/2008 FILED 05:44 PM 01/11/2008 SRV 080037714 - 4488570 FILE

CERTIFICATE OF FORMATION

OF

TWC/CHARTER LOS ANGELES CABLE ADVERTISING, LLC

The undersigned has executed and filed this Certificate of Formation as an authorized person in order to form TWC/Charter Los Angeles Cable Advertising, LLC (the “Company”) as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, and in connection therewith does hereby certify as follows:

1. Name: The name of the limited liability company (the “Company”) is TWC/Charter Los Angeles Cable Advertising, LLC.

2. Registered Office: Registered Agent: The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

Date: January 11, 2008

/s/ Camron R. Kuelthau
Printed Name: Camron R. Kuelthau	Authorized Person